Exhibit 3.1

The Commonwealth of Massachusetts

JOHN F X DAVOREN

Secretary of the Commonwealth

STATE HOUSE

BOSTON, MASS.

ARTICLES OF ORGANIZATION

(Under G.L. Ch 156B)

NAME

(including given name in full)

POST OFFICE ADDRESS

WE,

Paul P. Brountas

28 State Street

Boston, Massachusetts   02109

Hugh R. Jones, Jr.

28 State Street

Boston, Massachusetts   02109

Sherry J. Siegel

28 State Street

Boston, Massachusetts   02109

do hereby associate ourselves as incorporators with the intention of forming a corporation under the provisions of General Laws, Chapter 156B.

1. The name by which the corporation shall be known is:

SofTech, Inc.

2. The purposes for which the corporation is formed are as follows:

See Sheet 2A attached.

NOTE: If provisions for which the space provided under Articles 2, 4, 5 and 6 is not sufficient additions should be set out on continuation sheets to be numbered 2A, 2B, etc. Indicate under each Article where the provision is set out.  Continuation sheets shall be on 8 ½” x 11” paper and must have a left hand margin 1inch wide for binding.  Only one side should be used.

2.

The purposes for which the corporation is formed are as follows:

To engage in the business of providing information, problem solving and data processing services and advice of every kind and description; to furnish time sharing services, computer operational services, educational services, financial services and computer and data services of every kind and description; to render research, investigatory management and consulting services of every kind and description; to provide computer applications services, documentation services and other computer oriented services; to develop and sell, lease or otherwise dispose of, or to acquire, software for computer and use and for other uses of every kind and description; to publish documents, books and other publications of every kind and description and to sell or otherwise dispose of the same; to acquire, buy, manage, sell, distribute, lease, rent, or otherwise acquire or dispose of computers, computer programs, computer services and computer components, supplies, equipment and materials and any other machinery, merchandise, equipment or products of every type or description; to develop, sell, lease and otherwise market or acquire computer programs and computer software of every type and description.

To acquire by purchase, assignment, grant, license or otherwise, to apply for, register, develop, hold, own, use, exploit, operate, enjoy and introduce, and to sell, assign, lease as lessor or as lessee, mortgage, pledge, grant or acquire or hold licenses and rights of all kinds in respect of, and otherwise turn to account or dispose of any copy-rights, trademarks, tradenames, brands, labels, patent rights, letters patent of the United States or of any other country or government, inventions, improvements and processes whether used in connection with or secured under letters patent or otherwise.

To invest in, purchase, own, hold, use, develop, manage, operate, lease as lessor or lessee, mortgage, pledge, sell or otherwise dispose of or deal in and with real and personal property of every nature and description and wheresoever situated, including without limitation commercial and industrial property.

To do any and all acts and things necessary and incidental to the foregoing purpose; and generally to engage in and conduct, for itself or as nominee or agent for others, any other business permitted to be conducted under Chapter 156B of the laws of the Commonwealth of Massachusetts, and to have and to exercise all the powers granted to a business corporation under the provisions of said Chapter 156B or any amendment or addition thereto or substitution therefor.

3.

The ... corporation is authorized is as follows:

CLASS OF STOCK	WITHOUT PAR VALUE	WITH PAR VALUE
	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE	AMOUNT
Preferred	None	None		$

Common	None	150,000	$.10	15,000

4.

If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

None

5.

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

None

6.

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

Meetings of stockholders of the corporation may be held anywhere in the United States.

The directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law, these Articles of Organization or by-laws requires action by the stockholders.

7.

The first meeting of the incorporators was duly held on the 10th day of June 1969 at which by –laws of the corporation were duly adopted and at which the initial directors, president, treasurer and clerk, whose names are set out below, were duly elected.

8.

The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation

a.

The post office address of the initial principal office of the corporation in Massachusetts is:

28 State Street, Boston, Massachusetts  02109

b.

The name, residence, and post office address of each of the initial directors and following officers of the corporation elected at the first meeting are as follows:

NAME

RESIDENCE

POST OFFICE ADDRESS

President:

Douglas T. Ross

33 Dawes Road, Lexington, Mass.

Treasurer:

Douglas T. Ross

33 Dawes Road, Lexington, Mass.

Clerk:

Paul P. Brountas

32 Legion Road  28 State Street

Weston, Mass.         Boston, Mass.

Directors:

Douglas T. Ross

33 Dawes Road, Lexington, Mass.

Patricia M. Ross

33 Dawes Road, Lexington, Mass.

Richard L. Sampson

8 Sheffield Road, Winchester, Mass.

c.

The date initially adopted on which the corporation’s fiscal year ends is: December 31

d.

The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

Fourth Thursday in March

e.

The name and business address of the resident agent, if any, of the corporation is

None

IN WITNESS WHEREOF, and under the penalties of perjury, we, the above-named INCORPORATORS, hereto sign our names, this 10th day of June 1969

/s/ Paul P. Brountas

/s/ Hugh R. Jones, Jr.

/s/ Sherry J. Siegel

      RECEIVED

       JUN 11 1969

  CORPORATION DIVISION

SECRETARY’S OFFICE

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ORGANIZATION

GENERAL LAWS, CHAPTER 156B, SECTION 12

=========================================

  I hereby certify that, upon an examination of the within written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations, have been complied with, and I hereby approve said articles; and the filing fee in the amount of $  75.00  having been paid, said articles are deemed to have been filed with me this 11th   day of   June 1969.

/s/ John F. X. Davoren

Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE SENT

TO:

Hugh R. Jones, Jr., Esq.

Hale and Dorr

28 State Street, Boston, Mass. 02109

FILING FEE:  1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $75. General Laws, Chapter 156B. Shares of stock with a par value of less than one dollar shall be deemed to have a par value of one dollar per share.

Copy Mailed

The Commonwealth of Massachusetts

JOHN F X DAVOREN

Secretary of the Commonwealth

STATE HOUSE,  BOSTON, MASS.

ARTICLES OF AMENDMENT

General Laws,   Chapter 156B,   Section 72

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

__________________

We,	Douglas T. Ross	, President/xxxxxxx and
	Roy N. Freed	, Clerk/xxxxxxx of

SofTech, Inc.
(Name of Corporation)
located at	391 Totten Pond Road, Waltham
do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on October 13, 1972 , by vote of
107,600	shares of	common	out of	138,185	shares outstanding
(class of stock)

	shares of		out of		shares outstanding, and
(class of stock)

	shares of		out of		shares outstanding
(class of stock)

being at least a majority of each class outstanding and entitled to vote thereon:

CROSS OUT		xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

INAPPLICABLE		xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

CLAUSE		xxxxxxxxxxxxxx

	VOTED:	That the present authorized capital stock of this Corporation, consisting of

150,000 shares of common, $.10 par value

Be, and hereby is, increased to
(Continued 2A)

1for amendments adopted pursuant to Chapter 156B Section 70

2for amendments adopted pursuant to Chapter 156B Section 71

Note:  Amendments for which the space above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets shall be on 8 ½” x 11”  paper and must have a left hand margin 1inch wide for binding.  Only one side should be used.

- 2A

   300,000 shares of common, $.10 par value

and that in respect thereof the Articles of Organization of this Corporation be, and the same hereby are, amended by striking out the provisions of Article 3 thereof following the phrase

“The total number of shares and the par value, if any, of each class of stock which the corporation is authorized is as follows:”

and substituting in place thereof the following:

“Without Par Value		With Par Value
Class of Stock	No. of Shares	No. of Shares	Par Value	Amount

Preferred	None	None
Common	None	300,000	$.10	$30,000”

    The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this

27th

day of

October

, in the year

1972

/s/ Douglas T. Ross	President/xxxxxx
/s/ Roy N. Freed	Clerk/xxxxxx

       RECEIVED

         OCT 31 1972

  CORPORATION DIVISION

SECRETARY’S OFFICE

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

  I hereby approve the within articles of amendment and the filing fee in the amount of $  75.00  having been paid, said articles are deemed to have been filed with me this 31st  day of   October, 1972.

/s/ John F. X. Davoren

Secretary of the Commonwealth

State House, Boston, Mass.

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF AMENDMENT TO BE SENT

TO:	Jeffrey A. Braunstein, Esquire Widett & Widett

100 Federal Street

Boston, Massachusetts 02110

(482-4727)

The Commonwealth of Massachusetts

MICHAEL JOSEPH CONNOLLY
Secretary of State	FEDERAL IDENTIFICATION
ONE ASHBURTON PLACE, BOSTON, MASS. 02108	NO 04-2453033

ARTICLES OF AMENDMENT

General Laws,   Chapter 156B,   Section 72

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

__________________

We,	Justus F. Lowe, Jr.	, President/------- and
	Richard E. Floor	, Clerk/--------- of

SofTech, Inc.
(Name of Corporation)
located at	460 Totten Pond Road, Waltham, MA 02154
do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on July 9, 1981 , by vote of
128,838	shares of	Common stock $.10 par value	out of	175,203	shares outstanding
(class of stock)

	shares of		out of		shares outstanding, and
(class of stock)

	shares of		out of		shares outstanding
(class of stock)

being at least a majority of each class outstanding and entitled to vote thereon:

CROSS OUT		xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

INAPPLICABLE		xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

CLAUSE		xxxxxxxxxxxxxx

to increase the number if authorized shares of common stock, $.10 par value, of the Corporation from 300,000 to 5,000,000 shares.

1for amendments adopted pursuant to Chapter 156B Section 70

2for amendments adopted pursuant to Chapter 156B Section 71

Note:  If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 ½” x 11” sheets of paper leaving a left hand margin of at least 1inch for binding.  Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is indicated.

INCREASE IN CAPITAL  FILL IN THE FOLLOWING:

		shares preferred	\ with par value
The total amount of capital stock already authorized is:	300,000	shares common	/
		shares preferred	\ without par value
		shares common	/

		shares preferred	\ with par value
The amount of additional capital stock authorized is:	4,700,000	shares common	/
		shares preferred	\ without par value
		shares common	/

    The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this day of

July

, in the year

1981

President/xxxxxx
Clerk/xxxxxx

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

   I hereby approve the within articles of amendment and the filing fee in the amount of $    having been paid, said articles are deemed to have been filed with me this   day of            , 19   .

MICHAEL JOSEPH CONNOLLY

Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF AMENDMENT TO BE SENT

TO:	Richard E. Floor, Esq. Goodwin, Procter & Hoar

28 State Street

Boston, MA 02109

Telephone (617) 523-5700
Copy Mailed

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

MICHAEL JOSEPH CONNOLLY, Secretary	FEDERAL IDENTIFICATION
ONE ASHBURTON PLACE, BOSTON, MASS. 02108	NO 04-2453033

ARTICLES OF AMENDMENT

General Laws,   Chapter 156B,   Section 72

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

__________________

We,	Justus F. Lowe, Jr.	, President/------- and
	Richard E. Floor	, Clerk/--------- of

SOFTECH, INC.
(Name of Corporation)
located at	460 Totten Pond Road, Waltham, Massachusetts 02154
do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on October 8, 1986 , by vote of
2,470,477	shares of	Common Stock	out of	3,623,001	shares outstanding
(class of stock)

	shares of		out of		shares outstanding, and
(class of stock)

	shares of		out of		shares outstanding
(class of stock)

being at least xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

CROSS OUT		two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby
INAPPLICABLE

CLAUSE

1for amendments adopted pursuant to Chapter 156B Section 70

2for amendments adopted pursuant to Chapter 156B Section 71

Note:  If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 ½” x 11” sheets of paper leaving a left hand margin of at least 1inch for binding.  Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is indicated.

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is:

	NO PAR VALUE	WITH PAR VALUE	PAR
KIND OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	VALUE
COMMON

PREFERRED

CHANGE the total to:

	NO PAR VALUE	WITH PAR VALUE	PAR
KIND OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	VALUE
COMMON

PREFERRED

SOFTECH, INC.

Amendment to Articles of Organization

Adding Article 6A

ARTICLE 6A

Certain Business Combinations

SECTION 1.

Vote Required for Certain Business Combinations

A.   Required Vote for Certain Business Combinations. In addition to any affirmative vote required by the Massachusetts General Laws or by these Articles, and except as otherwise expressly provided in Section 2 of this Article 6A:

(1)

any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation or entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder;

(2)

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more;

 (3)

the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000.000 or more;

(4)

the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

(5)

any reclassification of securities (including any reverse stock split), any recapitalization of the Corporation, any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction whether or not with or into or otherwise involving any Interested Stockholder which has the effect, directly or indirectly, of increasing the proportion of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require (subject to Section 2 of this Article 6A) the affirmative vote of the holders or at least ninety percent (90%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class at a duly constituted meeting of stockholders called expressly for such purpose. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law.

B.   Definition of "Business Combination." The term "Business Combination" as used in this Article 6A shall mean any transaction which is referred to in any one or more of clauses (1) through (5) of Paragraph A of this Section 1.

SECTION 2.

  When Higher Vote Is Not Required.

The provisions of Section 1 of this Article 6A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles, if all of the conditions specified in either of the following paragraphs A or B are met:

A.  Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined) then in office at a meeting duly held and called for the purpose; or

B.  Price and Procedure Requirements.  All of the following conditions shall have been met:

(1) In the Business Combination, substantially all of the outstanding Voting Stock (other than Voting Stock held by the Interested Stockholder involved in the Business Combination) is to be exchanged for cash or property other than securities of the Company or any successor thereof.

(2) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date") of any consideration other than cash to be received per share by holders of common stock of the Corporation (“Common Stock") in such Business Combination shall be at least equal to the highest of the following:

(a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any share of Common Stock acquired by it (i) within the two-year period immediately prior to and including the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (ii) in the transaction in which it became a Significant Stockholder, whichever is higher;

(b) the higher of the Fair Market Value per share of Common Stock on the Announcement Date or such Fair Market Value on the date on which the Interested Stockholder became a Significant Stockholder (such later date is referred to in this Article 6A as the "Determination Date"); and

(c) (if applicable) the price per share equal to the product of (i) the amount determined pursuant to sub-paragraph B(1)(b) above, multiplied by (ii) a fraction (x) the numerator of which is the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to and including the Announcement Date, and (y) the denominator of which is the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of common stock.

(3) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(3) shall be required to be met with respect to every other class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock);

(a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to and including the Announcement Dale or (ii) in the transaction in which it became a Significant Stockholder, whichever is higher:

(b) (if applicable ) the highest preferential amount per share which the holders of shares of such class of Voting Stock are entitled to receive from the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

 (c) the higher of the Fair Market Value per share of such class of Voting Stock on the Announcement Date or such Fair Market Value on the Determination Date; and

(d) (if applicable) the price per share equal to the product of (i) the amount determined with respect to such class of Voting Stock pursuant to sub-paragraph B(3)(c) above, multiplied by (ii) a fraction, (x) the numerator of which is the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to and including the Announcement Date, and (y) the denominator of which is the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock.

(4) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

(5) After such Interested Stockholder had become a Significant Stockholder and prior to the consummation of any such Business Combination, there shall have been (a) no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, except as approved by a majority of the Continuing Directors; (b) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the common stock) except as approved by a majority of the Continuing Directors; and (c) any increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors.

(6) After such interested Stockholder had become a Significant Stockholder. such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation or in connection with such Business Combination or otherwise, unless such transaction shall have been approved or ratified by a majority of the Continuing Directors after such person shall have become an Interested Stockholder.

(7) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act. rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

SECTION 3.  Certain Definitions.

For the purposes of this Article 6A:

A. A "person" shall mean an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, a business trust, a government or political subdivision, any unincorporated organization and any similar association or entity.

B. "Significant Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

(1) is the beneficial owner, directly or indirectly, of more than ten percent of the voting power of the then outstanding shares of Voting Stock;

(2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to and including the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of Voting Stock; or

(3) is a member of a Group Acting in Concert all of the members of which are the beneficial owners, directly or indirectly, of an aggregate of more than ten percent of the voting power of the then outstanding shares of Voting Stock.

C. "Interested Stockholder" shall mean any person other than the Corporation or any Subsidiary) who:

(1) became a Significant Stockholder at any time within the three-year period immediately prior to and including the first public announcement of the proposal of the Business Combination (the "Announcement Date"); or

(2) is a Significant Stockholder and has an interest in any Business Combination or related transaction (either directly, or indirectly, through its affiliates or Associates or other members of a Group Acting in Concert) as to which a determination is to be made, which interest is other than simply as a shareholder of the Company.

D. A person shall be a "beneficial owner" of any shares of Voting Stock:

(1) if such person or any of its Affiliates or Associates, directly or indirectly, has or shares with respect to Voting Stock (a) the right to acquire or direct acquisition of such shares (whether such right is exercisable immediately or only after the passage of time or in the satisfaction of any conditions or both), pursuant to any agreement, arrangement or understanding or upon the exercise of any conversion rights, warrants, or options or otherwise; (b) the right to vote or direct the voting of such shares, pursuant to any agreement, arrangement or under standing or otherwise; or (c) the right to dispose of or transfer or direct the disposition or transfer of such shares pursuant to any agreement, arrangement, understanding or otherwise; or

(2) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

E. For the purposes of determining whether a person is a Significant Stockholder pursuant to paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such person through application of paragraph D of this Section 3 but shall not include any other unissued shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

F. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

G. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

H. "Continuing Director" with respect to any action or transaction means any member of the Board of Directors of the Corporation (the "Board") who is not all Affiliate or Associate of the Interested Stockholder which is involved in the matter being acted on (either directly or indirectly through its Affiliates or Associates or other members of a Group Acting in Concert) and was a member of the Board prior to the time that such Interested Stockholder became a Significant Stockholder, and any successor of a Continuing Director who is not an Affiliate or Associate of such Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

I. "Fair Market Value" means:

(1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock as recorded on the National Market System maintained by the National Association of Securities Dealers Automated Quotation System or any comparable system then in use, or, if sale prices of such stock are not recorded on any such system, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers Automated Quotation System or any comparable system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by at least a majority of the Continuing Directors of the Board in good faith; and

(2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by at least a majority of the Continuing Directors of the Board in good faith.

J. "Group Acting in Concert" shall mean persons (i) seeking to combine or pool their voting or other interests in the securities of the Corporation for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written, oral or otherwise, or (ii) any “group of persons” as defined under Section 13(d) of the Securities Exchange Act of 1934. In addition, any persons who are Beneficial Owners of the same securities are deemed to be members of a "Group Acting in Concert." When persons act together for any such purpose, their group is deemed to have acquired their stock.

SECTION 4. Powers of the Board of Directors.

A majority of the Directors of the Corporation (or, if there is an Interested Stockholder, a majority of the Continuing Directors then in office) shall have the power to determine for the purposes of this Article 6A, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) whether a person is a Significant Stockholder, (C) the number or percentage of any class of securities beneficially owned by any person, (D) whether a person is an Affiliate or Associate of or is affiliated or associated with another, (E) whether the requirements of Section 2 of this Article 6A have been met with respect to any Business Combination, (F) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more and (G) any other matters of interpretation arising under this Article 6A. The good faith determination of a majority of the Directors (or, if there is an Interested Stockholder, a majority of the Continuing Directors then in office) on such matters shall be conclusive and binding for all purposes of this Article 6A. If there shall be a dispute as to whether a person is an Interested Stockholder, the determination with respect to such dispute shall be made by those Directors who would be Continuing Directors if such person were determined to be an Interested Stockholder, so long as there is a reasonable basis for such determination.

SECTION 5. No Effect on Fiduciary Obligations of Interested Stockholders.

Nothing contained in this Article 6A shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

SECTION 6.  Amendment or Repeal.

This Article 6A shall not be repealed or amended to any extent without the affirmative vote of 90%of the outstanding shares of Voting Stock, provided that it may be so amended or repealed by vote of such lower percentage as is otherwise required by law if such amendment or repeal has been approved by a majority of the Directors of the Corporation (or, if there is an Interested Stockholder, a majority of the Continuing Directors then in office).

To amend the Articles of Organization by adding a new Article 6A as set forth in Exhibit A attached to these Articles of Amendment.

   The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this

12th

day of

November

, in the year

1986

/s/ Justus T. Lowe, Jr.	President/xxxxxx
/s/ Richard E. Floor	Clerk/xxxxxx

    RECEIVED

         NOV 13 1986

   CORPORATION DIVISION

 SECRETARY’S OFFICE

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

   I hereby approve the within articles of amendment and the filing fee in the amount of $ 75.00   having been paid, said articles are deemed to have been filed with me this 13th  day of  November         , 1986.

/s/ Michael Joseph Connolly

MICHAEL JOSEPH CONNOLLY

Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF AMENDMENT TO BE SENT

TO:	Thomas P. Storer, Esq. GOODWIN, PROCTER & HOAR

Exchange Place

Boston, MA 02109

Telephone (617) 570-1145
Copy Mailed

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

MICHAEL JOSEPH CONNOLLY, Secretary	FEDERAL IDENTIFICATION
ONE ASHBURTON PLACE, BOSTON, MASS. 02108	NO 04-2453033

ARTICLES OF AMENDMENT

General Laws,   Chapter 156B,   Section 72

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

__________________

We,	Justus F. Lowe, Jr.	, President/xxxxxx and
	Richard E. Floor	, Clerk/xxxxxxxxof

SOFTECH, INC.
(Name of Corporation)
located at	460 Totten Pond Road, Waltham, Massachusetts 02154
do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on October 10, 1986 , by vote of
2,468,774	shares of	Common Stock	out of	3,623,001	shares outstanding
(class of stock)

	shares of		out of		shares outstanding, and
(class of stock)

	shares of		out of		shares outstanding
(class of stock)

being at least xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

CROSS OUT		two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby
INAPPLICABLE

CLAUSE

1for amendments adopted pursuant to Chapter 156B Section 70

2for amendments adopted pursuant to Chapter 156B Section 71

Note:  If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 ½” x 11” sheets of paper leaving a left hand margin of at least 1inch for binding.  Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is indicated.

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is:

	NO PAR VALUE	WITH PAR VALUE	PAR
KIND OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	VALUE
COMMON

PREFERRED

CHANGE the total to:

	NO PAR VALUE	WITH PAR VALUE	PAR
KIND OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	VALUE
COMMON

PREFERRED

SOFTECH, INC.

Amendment to Articles of Organization

Adding Article 6B

ARTICLE 6B

Directors

SECTION 1.  Number Election and Term of Directors

The number of Directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws. The Board of Directors shall be divided into three classes as nearly equal in number as possible. The terms of office of the Directors initially classified shall be as follows: that of Class I shall expire at the next annual meeting of stockholders in 1987, Class II at the second succeeding annual meeting of stockholders in 1988 and Class III at the third succeeding annual meeting of stockholders in 1989. At each annual meeting of stockholders after such initial classification, Directors chosen to succeed those whose terms then expire at such annual meeting shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election.

SECTION 2. Stockholder Nomination of Director Candidates

Advance notice of nominations for the election of Directors, other than in the case of any such nomination by the Board of Directors or a duly authorized committee thereof or any authorized officer of the Corporation to whom the Board of Directors or such committee shall have delegated such authority, and information concerning nominees, shall be given in the manner provided in the By-Laws.

SECTION 3. Newly Created Directorships and Vacancies

Except as otherwise provided in these Articles, newly created directorships resulting from any increase in the authorized number of Directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the Directors then in office (or, if t here is an Interested Stockholders as hereinafter defined, by a majority vote of the Continuing Directors, as hereinafter defined, then in office), and Directors so chosen shall  hold office for a term expiring at the next Annual Meeting of Stockholders at which the term of the class to which they have been elected expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

SECTION 4.  Removal

Except as otherwise provided in these Articles, any Director or Directors may be removed from office at any time but only for cause, and only by affirmative vote of (i) the holders of at least 90% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, or (ii) a majority of the Board of Directors (or, if there is an Interested Stockholder, a majority of the Continuing Directors then in office).

SECTION 5.   Amendment or Repeal

This Article 6C shall not be repealed or amended to any extent without the affirmative vote of 90% of the outstanding shares of Voting Stock, provided that it may be so amended or repealed by vote of such lower percentage as is otherwise required by law if such amendment or repeal has been approved by a majority of the Directors of the Corporation (or, if there is an Interested Stockholder, a majority of the Continuing Directors then in office).

SECTION 6.  Certain Definitions

For purposes of this Article 6C, the following terms shall have the indicated meanings:

A. "Significant Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

(l) is the beneficial owner, directly or indirectly, of more than ten percent of the voting power of the then outstanding shares of Voting Stock;

(2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to and including the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of Voting Stock; or

(3) is a member of a Group Acting in Concert all of the members of which are the beneficial owners, directly or indirectly, of an aggregate of more than ten percent of the voting power of the then outstanding shares of Voting Stock.

B. "Interested Stockholder' shall mean any person (other than the Corporation or any Subsidiary) who:

(l) became a Significant Stockholder at any time within the three-year period immediately prior to and inc1uding the first public announcement of the proposal of the Business Combination (the "Announcement Date"); or

(2) is a Significant Stockholder and has an interest in any Business Combination or related transaction (either directly, or indirectly, through its affiliates or Associates or other members of a Group Acting in Concert) as to which a determination is to be made, which interest is other than simply as a shareholder of the Company.

C. "Continuing Director" with respect to any action or transaction means any member of the Board of Directors of the Corporation (the "Board") who is not an Affiliate or Associate of the Interested Stockholder which is involved in the matter being acted on (either directly or indirectly through its Affiliates or Associates or other members of a Group Acting in Concert) and was a member of the Board prior to the time that such Interested Stockholder became a Significant Stockholder, and any successor of a Continuing Director who is not an Affiliate or Associate of such Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Beard.

D. A person shall be a “beneficial owner" of any shares of Voting Stock:

(1) if such person or any of its Affiliates or Associates, directly or indirectly, has or shares with respect to Voting Stock (a) the right to acquire or direct acquisition of such shares (whether such right is exercisable Immediately or only after the passage of time or in the satisfaction of any conditions or both), pursuant to any agreement, arrangement or understanding or upon the exercise of any conversion rights, warrants, or options or otherwise; (b) the right to vote or direct the voting of such shares, pursuant to any agreement, arrangement or understanding, or otherwise; or (c) the right to dispose of or transfer or direct the disposition or transfer of such shares pursuant to any agreement, arrangement, understanding, or otherwise; or

(2) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of  voting stock.

E. For the purposes of determining whether a person is a Significant Stockholder pursuant to paragraph A of this Section 6, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such person through application of paragraph D of this Section 6 but shall not include any other unissued shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

F. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule l2b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

G. "Group Acting in Concert" shall mean persons (i) seeking to combine or pool their voting or other interests in the securities of the Corporation for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written, oral or otherwise, or (ii) any "group of persons" as defined under Section 13(d) of the Securities Exchange Act of 1934. In addition, any persons who are Beneficial Owners of the same securities are deemed to be members of a "Group Acting in Concert." When persons act together for any such purpose, their group is deemed to have acquired their stock.

SECTION 7. Rights of Preferred Stock

The provisions of this Article 6B shall not be construed to limit any rights relating to the election of Directors by any class of Preferred Stock of the Corporation which are or at any time may be expressly granted by these Articles of Organization.

SECTION 8. Powers of the Board of Directors

A majority of the Directors of the Corporation (or, if there is an Interested Stockholder, a majority of the Continuing Directors then in office) shall have the power to determine for the purposes of this Article 6B, on the basis of information known to them after reasonable inquiry; (A) whether a person is an Interested Stockholder, (B) whether a person is a Significant Stockholder, (C) the number or percentage of any class of securities beneficially owned by any person, (D) whether a person is an Affiliate or Associate of or is affiliated or associated with another, and (E) any other matters of interpretation arising under this Article 6B. The good faith determination of a majority of the Directors (or, if there is an Interested Stockholder, a majority of the Continuing Directors then in office) all such matters shall be conclusive and binding for all purposes of this Article 6B. If there shall be a dispute as to whether a person is an Interested Stockholder, the determination with respect to such dispute shall be made by those Directors who would be Continuing Directors if such person were determined to be an Interested Stockholder, so long as there is a reasonable basis for such determination.

To amend the Articles of Organization by adding a new Article 6B as set forth in Exhibit A attached to these Articles of Amendment.

     The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this

12th

day of

November

, in the year

1986

/s/ Justus T. Lowe, Jr.	President/xxxxxx
/s/ Richard E. Floor	Clerk/xxxxxx

        RECEIVED

         NOV 13 1986

   CORPORATION DIVISION

  SECRETARY’S OFFICE

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

   I hereby approve the within articles of amendment and the filing fee in the amount of $ 75.00   having been paid, said articles are deemed to have been filed with me this 13th  day of  November         , 1986.

/s/ Michael Joseph Connolly

MICHAEL JOSEPH CONNOLLY

Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF AMENDMENT TO BE SENT

TO:	Thomas P. Storer, Esq. GOODWIN, PROCTER & HOAR

Exchange Place

Boston, MA 02109

Telephone (617) 570-1145
Copy Mailed

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

MICHAEL JOSEPH CONNOLLY, Secretary	FEDERAL IDENTIFICATION
ONE ASHBURTON PLACE, BOSTON, MASS. 02108	NO 04-2453033

ARTICLES OF AMENDMENT

General Laws,   Chapter 156B,   Section 72

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

__________________

We,	Justus F. Lowe, Jr.	, President/------- and
	Richard E. Floor	, Clerk/--------- of

SOFTECH, INC.
(Name of Corporation)
located at	460 Totten Pond Road, Waltham, Massachusetts 02154
do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on October 14, 1987 , by vote of
3,160,863	shares of	Common Stock	out of	3,623,801	shares outstanding
(class of stock)

	shares of		out of		shares outstanding, and
(class of stock)

	shares of		out of		shares outstanding
(class of stock)

being at least xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

CROSS OUT		two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby
INAPPLICABLE

CLAUSE

1for amendments adopted pursuant to Chapter 156B Section 70

2for amendments adopted pursuant to Chapter 156B Section 71

Note:  If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 ½” x 11” sheets of paper leaving a left hand margin of at least 1inch for binding.  Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is indicated.

Exhibit A

SOFTECH, INC.

Amendment to Articles of Organization

Adding Article 6C

Article 6C.

Limitation of Liability of Directors.

No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit the liability of a director (i) for any beach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Massachusetts Business Corporation Law, or (iv) with respect to any transaction from which the director derived an improper personal benefit.

The provisions of this Article shall not eliminate or limit the liability of a director of this Corporation for any act or omission occurring prior to the date on which this Article became effective. No amendment or repeal of this Article shall adversely affect the rights and protection afforded to a director of this Corporation under this Article for acts of omissions occurring while this Article is in effect.

If the Massachusetts Business Corporation Law is subsequently amended to further eliminate or limit the personal liability of directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the directors of this Corporation shall, without further action of the Board of Directors or the stockholders of this Corporation, be eliminated or limited to the extent permitted by the Massachusetts Business Corporation Law as so amended.

To amend the Articles of Organization by adding a new Article 6C as set forth in Exhibit A attached to these Articles of Amendment.

     The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this

27th

day of

November

, in the year

1987

/s/ Justus T. Lowe, Jr.	President/xxxxxx
/s/ Richard E. Floor	Clerk/xxxxxx

1987  DEC -3  AM

CORPORATION DIVISION

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

   I hereby approve the within articles of amendment and the filing fee in the amount of $ 75.00   having been paid, said articles are deemed to have been filed with me this 3rd   day of  December         , 1987.

/s/ Michael Joseph Connolly

MICHAEL JOSEPH CONNOLLY

Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF AMENDMENT TO BE SENT

TO:	GOODWIN, PROCTER & HOAR

Exchange Place

Boston, MA 02109 Attn: W. Bruce MacCrellish, Esq.

Telephone (617) 570-1145
Copy Mailed

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

MICHAEL JOSEPH CONNOLLY, Secretary	FEDERAL IDENTIFICATION
ONE ASHBURTON PLACE, BOSTON, MASS. 02108	NO 04-2453033

ARTICLES OF AMENDMENT

General Laws,   Chapter 156B,   Section 72

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

__________________

We,	Justus F. Lowe, Jr.	, President/xxxxx and
	Richard E. Floor	, Clerk/xxxxxxx of

SOFTECH, INC.
(Name of Corporation)
located at	460 Totten Pond Road, Waltham, Massachusetts 02154
do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on October 12, 1988 , by vote of
3,158,089	shares of	common stock	out of	3,624,301	shares outstanding
(class of stock)

	shares of		out of		shares outstanding, and
(class of stock)

	shares of		out of		shares outstanding
(class of stock)

being at least a majority of each class outstanding and entitled to vote thereon

CROSS OUT		xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

INAPPLICABLE		xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

CLAUSE		xxxxxxxxxxxxxx

1for amendments adopted pursuant to Chapter 156B Section 70

2for amendments adopted pursuant to Chapter 156B Section 71

Note:  If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 ½” x 11” sheets of paper leaving a left hand margin of at least 1inch for binding.  Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is indicated.

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is:

	NO PAR VALUE	WITH PAR VALUE	PAR
KIND OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	VALUE
COMMON		5,000,000	$.10

PREFERRED

CHANGE the total to:

	NO PAR VALUE	WITH PAR VALUE	PAR
KIND OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	VALUE
COMMON		10,000,000	$.10

PREFERRED

That the authorized capital stock of the Corporation, presently consisting of 5,000,000 shares of Common Stock, par value $.10 per share, be increased by the addition of 5,000,000 shares of Common Stock, par value $.10 per share, so that following said increase, the authorized capital stock of the Corporation shall consist of 10,000,000 shares of Common Stock, par value $.10 per share.

     The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this

31st

day of

October

, in the year

1988

/s/ Justus F. Lowe, Jr. Justus F. Lowe, Jr.	President/xxxxxx
/s/ Richard E. Floor Richard E. Floor	Clerk/xxxxxx

1988   21   PM  2 52

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

   I hereby approve the within articles of amendment and the filing fee in the amount of $    having been paid, said articles are deemed to have been filed with me this   day of           , 19   .

MICHAEL JOSEPH CONNOLLY

Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF AMENDMENT TO BE SENT

TO:	W. Bruce MacCrellish, Esq. Goodwin, Procter & Hoar

Exchange Place

Boston, MA 02109

Telephone 617-570-1387
Copy Mailed